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                                                                 Exhibit 10.11

                 MARKETING SERVICES AND ADMINISTRATIVE AGREEMENT


     This Marketing Services and Administrative Agreement ("Agreement") is made as of September 29, 1999 (the "Effective Date"), by and between CollegeLink.com Incorporated, a Delaware corporation having its principal offices at 809 Aquidneck Avenue, Middletown, Rhode Island 02842 ("CollegeLink") and PNC Bank, National Association, a national banking association having its principal offices at 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222 ("PNC Bank"). CollegeLink and PNC Bank are sometimes referred to collectively as the "Parties" and individually as "Party." Capitalized terms used in this Agreement are defined in Section 12 or otherwise in this Agreement.

WHEREAS, CollegeLink operates a Web site that allows the electronic filing of college applications and other products and services to collegebound students and the academic institutions which such students attend;

WHEREAS, PNC Bank desires to promote its financial services and products by maintaining a presence in various forms on the CollegeLink Web site during the term of this Agreement; and

NOW, THEREFORE, in consideration of the promises and the mutual covenants, CollegeLink and PNC Bank agree as follows:

1. Services. CollegeLink shall provide the following Services and those set forth on Exhibit A to PNC Bank:

     A. CollegeLink will promote PNC Bank as an Official Sponsor of CollegeLink in the methods described below:

          (i) PNC Bank will have its logo, in a nonlinking format, hard coded into the CollegeLink home page above the fold and in a prominent position.

          (ii) CollegeLink will, when available, provide banner advertising throughout the CollegeLink Web site.

     B. CollegeLink agrees that PNC Bank's advertisements as described in this Agreement shall not be included on any pages/locations that could be considered to violate the right of privacy of a third party, and such advertisement shall not contain any defamatory, slanderous or libelous statements, false, fraudulent or deceptive statements, or misrepresentations.

     C. CollegeLink agrees to maintain logs that will track information, including, but not limited to, number of views of per page, from what site the viewer came from, etc. CollegeLink will provide access to such logs to PNC Bank, in mutually agreeable formats, media and time frames.


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     D.   The Parties agree that the "brand name" of the Financial Services to be provided via the CollegeLink Web site will be mutually agreed upon by the Parties on a product or service basis.

     E. CollegeLink will create, operate and maintain the CollegeLink Web site in a manner consistent with best industry practices.

     F. CollegeLink will be responsible for operation of the CollegeLink Web site and will provide all necessary software, hardware, bandwidth and hosting facilities for the CollegeLink Web site.

     G. CollegeLink will create a link from the CollegeLink Web site to www.pncbank.com, or such other web site as PNC Bank may designate.

2. Exclusivity. A. During the term of this Agreement, PNC Bank shall be the exclusive provider of Content relating to Financial Services on the CollegeLink Web site, as more fully described in this Agreement. PNC Bank may, in its sole discretion, provide Content relating to any Financial Service, which Financial Service the Parties have agreed to make available, whether such Financial Service is provided by PNC Bank, its Affiliates, or any third party.

     B. PNC Bank agrees that during the term of this Agreement, PNC Bank will not enter an agreement substantially similar to the terms of this Agreement with CollegeNet, Embark.com, gocollege, or any other company deemed to be a direct competitor as mutually agreed by the parties. Notwithstanding the prior sentence, PNC Bank may enter agreements with CollegeNet, Embark.com or gocollege for services such as the purchase of student loan applications, advertising PNC Bank's products or services, including banner advertising or click through arrangements.

     C. The Parties agree that the provision of noncredit insurance is not covered by the terms of the prior paragraph. The Parties further agree that they will mutually discuss provision of non-credit insurance prior to such insurance being available via the CollegeLink Web site.

3. Compensation. During the Term of the Agreement, Bank shall pay CollegeLink in accordance with the terms of Exhibit B.

4. Implementation. A. The Parties agree that for each Financial Service to be offered by PNC Bank via the CollegeLink Web site, the Parties shall mutually agree to implementation plans ("Implementation Plan") that will, at a minimum, set forth each Parties responsibilities, the applicable time frames, any testing requirements and will require the signature of both Parties. Such Implementation Plans shall be documented in exhibits that will be attached to this Agreement and incorporated by this reference.

     B. The Parties agree within ten (10) days of execution of this Agreement to designate an individual to act as a single point of contact and CollegeLink agrees to designate a team of people to manage, support and monitor the implementation activities as stated in Exhibit C.


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5.   Support. CollegeLink agrees to vigorously support and promote the
CollegeLink Web site and the products and services of PNC Bank, as described in this Agreement.

6.   Representations and Warranties.

     A. CollegeLink represents and warrants that: (i) it is duly organized, validly existing and in good standing under the laws of the United States of America; authorized to do business under the rules of the state in which it is incorporated; (ii) it is authorized to enter into this Agreement and to perform its obligations and the execution and delivery of this Agreement by CollegeLink has been approved by all necessary action; (iii) it has all required permits, licenses, and other governmental authorizations and approvals; (iv) it shall comply with all local, state, federal, and international laws and regulations in performing its obligations hereunder and in maintaining the CollegeLink Web site; (v) it has a disaster recovery plan reasonably customary in CollegeLink's industry; (vi) this Agreement has been duly executed and delivered on behalf of CollegeLink and is a legal, valid and binding obligation of CollegeLink enforceable against it in accordance with the terms of this Agreement; (vii) each of CollegeLink's employees, agents and subcontractors assigned to perform any services hereunder will have the proper skill and training to perform such services and such services will be performed in a competent and professional manner; (viii) neither the execution, delivery or performance of this Agreement by CollegeLink, nor the consummation by CollegeLink of the transactions contemplated hereby, will result in a breach of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, any of the terms, conditions or provisions of any material license, contract, agreement or other instrument to which CollegeLink is a Party or by which it or its assets may be bound; and (ix) the services to be performed and the materials provided by it (a) do not infringe or violate any patent, copyright, trade secret, trademark, or other Intellectual Property right of any third party, (b) do not violate any applicable law, statute, ordinance or regulation; (c) to its knowledge are not knowingly defamatory or libelous; (d) are not lewd, pornographic or obscene; (e) do not knowingly violate any laws regarding unfair competition, anti discrimination or false advertising; (f) do not promote violence or contain hate speech; (g) do not knowingly contain viruses, trojan horses, worms, time bombs, or other similar harmful or deleterious programming routines; (h) the fees set forth in the attached Exhibit B are reasonable compensation for the activities or services being provided under the terms of this Agreement or (i) are and will remain capable of correctly performing all functions, calculations, comparisons, sequencing, displays and other processing of calendar dates and date related data, before, during and after the year 2000, without error or degradation of performance.

     B. PNC Bank represents and warrants that: (i) it is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America; (ii) it is authorized to enter into this Agreement and to perform its obligations and the execution and delivery of this Agreement by PNC Bank has been approved by all necessary action; (iii) it has all required permits, licenses, and other governmental authorizations and approvals; (iv) it shall comply with all local, state, federal, and international laws and regulations in performing its obligations hereunder and in maintaining the Financial Services and the PNC Bank Web site; (v) this Agreement has been duly executed and delivered on behalf of PNC Bank and is a legal, valid and binding obligation of PNC Bank enforceable against it in accordance with the terms of this Agreement; (vi) each of PNC Bank's employees, agents and subcontractors


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assigned to perform any services hereunder will have the proper skill and training to perform such services and such services will be performed in a competent and professional manner; (vii) neither the execution, delivery or performance of this Agreement by PNC Bank, nor the consummation by PNC Bank of the transactions contemplated hereby, will result in a breach of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, any of the terms, conditions or provisions of any material license, contract, agreement or other instrument to which PNC Bank is a Party or by which it or its assets may be bound and (viii) the services to be performed and the materials provided by it (a) do not infringe or violate any patent, copyright, trade secret, trademark, or other Intellectual Property right of any third party; (b) do not violate any applicable law, statute, ordinance or regulation; (c) to its knowledge are not knowingly defamatory or libelous; (d) are not lewd, pornographic or obscene; (e) do not knowingly violate any laws regarding unfair competition, anti discrimination or false advertising; or (f) do not promote violence or contain hate speech.

7.   Indemnification.

     A. CollegeLink agrees to indemnify, defend and hold harmless PNC Bank and its parent, subsidiaries, successors and assigns, directors, officers, employees, agents and Affiliate from any and all losses, liabilities, damages, actions, claims, expenses and costs (including reasonable attorneys' fees) (collectively, "Losses") relating to (i) a breach of this Agreement by CollegeLink, except to the extent that such Losses result from, arise out of, or relate to the gross negligence or willful misconduct of PNC Bank; (ii) the negligence, gross negligence or willful misconduct of CollegeLink or any of CollegeLink's Affiliates, subcontractors or agents; (iii) a breach by CollegeLink of any of its representations, warranties or obligations under this Agreement; or (iv) the infringement of any Intellectual Property right of any third party by CollegeLink's use thereof, except to the extent that CollegeLink or any of its Affiliates reproduces any PNC Bank Content as provided by PNC Bank or any of its Affiliates.

     B. PNC Bank agrees to indemnify, defend and hold harmless CollegeLink and its parent, subsidiaries, successors and assigns, directors, officers, employees, agents and Affiliate from any and all losses, liabilities, damages, actions, claims, expenses and costs (including reasonable attorneys' fees) relating to a (i) breach of this Agreement by PNC Bank, except to the extent that such Losses result from, arise out of, or relate to the gross negligence or willful misconduct of CollegeLink, or (ii) the negligence, gross negligence or willful misconduct of PNC Bank or any of PNC Bank's Affiliates, subcontractors or agents; (iii) a breach by PNC Bank of any of its representations, warranties or obligations under this Agreement; or (iv) the infringement of any Intellectual Property right of any third party by PNC Bank's use thereof.

     C. In connection with any claim or action described in this Section, the Party seeking indemnification (i) will give the indemnifying Party prompt written notice of the claim, (ii) will cooperate with the indemnifying Party (at the indemnifying Party's expense) in connection with the defense and settlement of the claim, and (iii) will permit the indemnifying Party to control the defense and settlement of the claim, provided that the indemnifying Party may not settle the claim without the indemnified Party's prior written consent (which will not be unreasonably withheld). Further, the indemnified Party (at its cost) may participate in the defense and settlement of the claim.


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     D.   Indemnification Procedures For Third Party Claims. In any case where a person or entity will seek indemnification under this Agreement (the
"Indemnified Party") for a third party claim, suit or proceeding ("Third Party Claim"), such indemnification will be conditioned on such Indemnified Party's compliance with the following procedures:

          (i) The Indemnified Party will give prompt written notice to the Party from whom such indemnification is sought (the "Indemnifying Party") of each claim for indemnification under this Agreement, specifying the amount and nature of the claim (a "Notice of Claim"). Provided that such Notice of Claim is given (unless the failure to provide such Notice of Claim does not prejudice the interests of the Indemnifying Party), and the Indemnifying Party has not contested in writing the Indemnified Party's right to Indemnification as set forth below, the Indemnifying Party, at its own expense and using counsel of its own choosing, will promptly defend, contest and otherwise protect against any such claim, suit or proceeding. If within a reasonable time period following the receipt of a Notice of Claim, the Indemnifying Party contests in writing the Indemnified Party's right to indemnification with respect to the Third Party Claim described in the Notice of Claim, the Indemnified Party will defend against and contest such Third Party Claim.

          (ii) If the Indemnifying Party is defending against the Third Party Claim, the Indemnified Party may, but will not be obligated to, participate in the defense of any such third party claim, suit or proceeding, at its own expense and using counsel of its own choosing, but the Indemnifying Party will be entitled to control the defense thereof unless the Indemnified Party has relieved the Indemnifying Party from liability with respect to the particular matter. The Indemnified Party will cooperate and provide such assistance as the Indemnifying Party reasonably may request in connection with the Indemnifying Party's defense and will be entitled to recover from the Indemnifying Party the reasonable costs of providing such assistance. The Indemnifying Party will inform the Indemnified Party on a regular basis of the status of such claim, suit or proceeding and the Indemnifying Party's defense thereof.

          (iii) In any Third Party Claim the defense of which is controlled by the Indemnifying Party, the Indemnifying Party will not, without Indemnified Party's prior written consent, compromise or settle such claim, suit or proceeding if: (x) such compromise or settlement would impose an injunction or other equitable relief upon the Indemnified Party; or (y) such compromise or settlement does not include the third party's release of the Indemnified Party from all liability relating to such claim, suit or proceeding for which the Indemnified Party is entitled to be indemnified.

          (iv) If the Indemnifying Party fails to timely defend, contest, or otherwise protect against any such claim, suit, or proceeding, and fails to contest in writing the Indemnified Party's right to indemnification, the Indemnified Party may, but will not be obligated to, defend, contest or otherwise protect against the same, and make any compromise or settlement thereof and recover the entire costs thereof from the Indemnifying Party, including reasonable fees and disbursements of counsel and all



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     amounts paid as a result of such claim, suit or proceeding and the compromise or settlement thereof

          (v) The obligation of a Party to indemnify the other Party's officers, directors, employees and agents in accordance with this Section 7 may be enforced exclusively by the other Party and nothing herein will be construed to grant such officers, directors, employees and agents any individual rights, remedies, obligations or liabilities with respect to the Parties. The Parties may amend or modify this Agreement in any respect without the consent of such officers, directors, employees and agents.

8.   Term of Agreement; Termination

     A. The term of this Agreement will become effective beginning on the Effective Date and shall expire on the fifth (5th) anniversary of the Effective Date, unless terminated earlier or extended as set forth herein.

     B. In its sole discretion, PNC Bank will have the right to terminate this Agreement without breach or penalty upon thirty (30) days' prior written notice to CollegeLink, if CollegeLink (i) is sold or otherwise transferred to a person or entity that does not Control CollegeLink as of the Effective Date; (ii) merges with any other entity or otherwise undergoes a reorganization and upon the consummation of such merger or reorganization, the shareholders of CollegeLink immediately prior to such merger or reorganization hold less than fifty percent (50%) of the total voting power of the resulting entity; or (iii) sells all or substantially all of its assets to any person or entity that does not Control CollegeLink as of the Effective Date.

     C. At the end of year 2, PNC Bank may terminate this Agreement by providing at least one hundred eighty (180) days' prior written notice of its intention to terminate this Agreement or agree to pay the increased minimum fee as set forth in Exhibit B for the remainder of the term.

     D. In the event of a material breach by either Party of any representation, warranty, covenant, agreement or obligation stated in this Agreement, the nonbreaching Party may terminate this Agreement by written notice to the breaching Party if the breaching Party fails to cure such material breach within thirty (30) days of receipt of written notice thereof from the nonbreaching Party, the nonbreaching Party will have the right to terminate this Agreement if such breach has or is reasonably likely to have a material adverse effect on the benefits reasonably anticipated to flow from this Agreement to the nonbreaching Party. In addition, either Party may terminate this Agreement effective upon written notice stating its intention to terminate in the event the other Party (i) ceases to function as a going concern or to conduct operations in the normal course of business, or (ii) has a petition filed by or against it under any state or federal bankruptcy or insolvency law which petition has not been dismissed or set aside within ninety (90) days of its filing.

     E. If any Banking Regulator finds that PNC Bank is not authorized to engage in activities contemplated by this Agreement because of the adoption of a new law or regulation, a modification to an existing law or regulation, or a modification to any interpretation by a


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Banking Regulator of any applicable law or regulation, PNC Bank shall provide
CollegeLink with written notice of such within three (3) business days of receiving such notice and the Parties shall work together to promptly modify or remove only those aspects of the Agreement which violate the applicable law or regulation. If upon the modification or removal of the affected aspects of this Agreement, the Parties mutually agree that this Agreement is not capable of serving the function which was the original intent of the Parties, the Agreement shall terminate.

     F.   Upon termination for any reason or expiration of this Agreement:

          (i) licenses and rights granted by PNC Bank to CollegeLink hereunder will terminate, including, but not limited to, any rights relating to the PNC Bank Content and any material (electronic or otherwise) disseminated by CollegeLink pursuant to this Agreement, any advertising banners displayed, and any Promotional Material containing any of the foregoing;

          (ii) CollegeLink will (a) cease commercial public use of any material (electronic or otherwise) disseminated by CollegeLink pursuant to this Agreement, and (b) disable all PNC Bank Links on the CollegeLink Web site, any advertising banners displayed pursuant to this Agreement, and any other PNC Bank Content Material on the CollegeLink Web site or contained in any Promotional Material;

          (iii) all licenses and rights granted by CollegeLink to PNC Bank hereunder will terminate, except with respect to the maintenance of cobranded customer accounts at PNC Bank that continue after termination;

          (iv) each Party will promptly and at the direction of the other Party, either destroy or return to the disclosing Party, and will not take or use, all items of any nature which belong to the disclosing Party and all records (in any form, format or medium) containing or relating to Confidential Information; and

          (v) each Party will take such actions and execute and deliver such instruments as are necessary or convenient to insure that the other Party's Intellectual Property is not infringed and that, except as provided in clause (iii) above, all licenses granted pursuant to this Agreement are terminated.

9. NonSolicitation of PNC Bank Customers. CollegeLink will not (i) target or solicit individual, identifiable persons on the basis that such person are viewers of PNC Bank Content or customers of PNC Bank or any of its Affiliates ("PNC Bank Contacts"), or any group of PNC Bank Contacts, by direct mail, fax, email, online advertising, cookie or identification based automatic routing to non-PNC Bank Web sites, or by similar means, without the prior written consent of PNC Bank; or (ii) sell, license, disclose, distribute, or transfer to any third party a list consisting of PNC Bank Contacts, or any aggregate financial or demographic information about PNC Bank Contacts, that identifies the individuals as PNC Bank Contacts, whether expressly or by direct implication.


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10.  Confidentiality. Other than as required or appropriate for securities laws disclosure or to Banking Regulators, CollegeLink and PNC Bank agree to keep in confidence, certain Confidential Information. All Confidential Information shall remain the sole property of the disclosing Party and its confidentiality shall be maintained and protected by the receiving Party with at least the same degree of care as the receiving Party uses for the protection of its own confidential and proprietary information. The receiving Party shall not disclose such Confidential Information to any third party, excluding its auditors, consultants or Banking Regulators. These restrictions shall not apply to any Confidential
Information: (i) after it has become generally available to the public without breach of this Agreement by the receiving Party; (ii) is rightfully in the receiving Party's possession before disclosure to it by the disclosing Party;
(iii) is independently developed by the receiving Party; (iv) is rightfully received by the receiving Party from a third party without a duty of confidentiality; or (z) is required to be disclosed under operation of law. In the event a Party is required to disclose Confidential Information as required by law, such Party will, to the extent practicable and/or legally permissible, in advance of such disclosure, provide the disclosing Party with prompt notice of such requirement, and shall redact, or cause to be redacted, the publicly available version to the fullest extent permitted by law.

11. Limitation of Liability. NEITHER PARTY SHALL HAVE ANY LIABILITY FOR ANY INDIRECT, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES INCLUDING, WITHOUT LIMITATION, LOSS OF PROFIT OR BUSINESS OPPORTUNITIES, WHETHER OR NOT THE PARTY WAS ADVISED OF THE POSSIBILITY OF SUCH. EXCEPT AS EXPRESSLY SET FORTH HEREIN, NEITHER PARTY MAKES ANY, AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE SERVICES CONTEMPLATED BY THIS AGREEMENT, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE. THIS LIMITATION OF LIABILITY WILL NOT APPLY TO: A. Any claim arising from the gross negligence or willful misconduct of a Party, its directors, officers, employees, agents or subcontractors; B. Any claim of infringement of any copyright, trademark, service mark, trade name or patent; or C. Any claim arising from a breach of the confidentiality provisions of this Agreement.

12. Definitions. As used in this Agreement the following terms will have the following meanings:

     "Affiliate" means, with respect to either Party, any entity which, directly or indirectly, owns or Controls, is owned or controlled by, or is under common Ownership or common Control with such Party.

     "Agreement" means this Marketing Services and Administrative Agreement, together with each Exhibit listed on Schedule A hereto, whether in existence on the Effective Date or agreed to and executed by the Parties on or after the Effective Date, as they may be amended from time to time.

     "Banking Regulator" means any federal or state agency or department that has regulatory authority over PNC Bank or any of its Affiliates, or any of their activities, and includes,


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     but is not limited to, the Office of Thrift Supervision, the Federal
     Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency and the Securities and Exchange Commission.

     "Business Day" means everyday Monday through Friday, excluding Federal holidays.

     "Confidential Information" means any information of a Party disclosed to the other Party in the course of this Agreement, which is identified as, or should be reasonably understood to be, confidential to the disclosing Party, including, but not limited to, know how, trade secrets, data, technical processes and formulas, source code, product designs, sales, cost and other unpublished financial information, product and business plans, projections, marketing data and this Agreement and all Exhibits hereto. Confidential Information will not include information which: (a) is known or becomes known to the recipient directly or indirectly from a third party source other than one having an obligation of confidentiality to the providing Party; (b) is or becomes publicly available or otherwise ceases to be secret or confidential, except through a breach of this Agreement by the recipient; or (c) is or was independently developed by the recipient without use of or reference to the providing Party's Confidential Information, as shown by evidence in the recipient's possession.

     "Content" means information, materials, products, services, advertisements, promotions, Links, pointers, technology and software appearing on the Web.

     "Control" means the power to direct the management or the affairs of an entity, whether by equity holdings, contract or otherwise. A person or entity that holds more than 10% of the total voting power of an issuer of securities register under section 12 of the Securities Exchange Act of 1934, as amended, will be deemed to Control such issuer.

     "Financial Services" means all deposit accounts, loans, investment products and other products or services that PNC Bank or any of its Affiliates is authorized by law, regulation or policies or interpretations of Banking Regulators to offer to customers including without limitation, access and payment devices, debit cards, check cards, "smart" cards, stored value cards, checking accounts, bill presentment and payment services, savings accounts, money market deposit accounts, certificate of deposits, time deposits, home equity, personal and small business loans, student loans, merchant services, cash management services, mortgages and mortgage related services, credit cards which purchase goods or services and obtain cash advances through credit, annuities, financial planning and advice, credit insurance, securities brokerage services, or the sale of mutual funds, including money market funds.

     "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereon, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations inpart, revisions, extensions and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, domain names and corporate names, together with all translations, adaptations, derivations and combinations thereof and


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     including all good will associated therewith, and all applications, registrations and renewals in connections therewith, (c) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith, (d) all mask works and all applications, registrations and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know how, formulas, compositions, manufacturing and production processes and techniques, methods, schematics, technology, technical data, designs, drawings, flowcharts, block diagrams, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, (h) all copies and tangible embodiments of any of the foregoing categories of intellectual property (in whatever form or medium), and (i) all licenses, sublicenses, agreements, or permissions related to any of the foregoing categories of intellectual property.

     "Link" means a URL hidden behind a formatting option that may take the form of a colored item of text (such as a URL description), logo, icon or image, and which a user activates to move between one Web page or Web site and another Web page or Web site.

     "Ownership" means the beneficial ownership of more than thirty percent (30%) of the equity of an entity.

     "PNC Bank Web Site" means all properties on the Web that are formally registered or maintained by PNC Bank or its Affiliates.

     "SelfHelp Code" means any back door, time bomb, drop dead device, or other software routine designed to disable a computer program automatically with the passage of time or under the positive control of a person other than a licensee of the program. SelfHelp Code does not include software routines in a computer program, if any, designed to permit CollegeLink (or other person acting by authority of CollegeLink) to obtain access to a licensee's computer system (e.g. remote access via modem) for purposes of maintenance or technical support.

     "Unauthorized Code" means any virus, Trojan horse, worm, or other software routines or hardware components designed to permit unauthorized access, to disable, erase, or otherwise harm software, hardware, or data; or to perform any other such actions. The term Unauthorized Code does not include SelfHelp Code.

     "URL" means Universal Resource Locator, which provides a unique Internet protocol address for accessing a page on the Web.

     "Web" means the World Wide Web, a system for accessing and viewing text, graphics, sound and other media via the collection of computer networks known as the Internet.

13. Governing Law. This Agreement shall be governed by and construed in accordance with the substantive laws of the United States and the laws of the Commonwealth of Pennsylvania, without giving effect to applicable conflicts of law principles.


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14.  Notices. All notices which either Party may be required or desire to give to the other Party shall be in writing and will be (as elected by the Party giving such notice): (i) personally delivered; (ii) transmitted by postage prepaid registered or certified airmail, return receipt requested; (iii) transmitted by facsimile (with a copy of such transmission by postage prepaid registered or certified airmail, return receipt requested); or (iv) deposited prepaid with a nationally recognized overnight courier service. Unless otherwise provided herein, all notices will be deemed to have been duly given on (x) the date of receipt (or if delivery is refused, the date of such refusal) if delivered personally, by facsimile or by courier; or (y) three (3) days after the date of posting if transmitted by mail. Either party may change its address for notice purposes hereof on written notice to the other Party pursuant to this Section. Notices sent by mail or courier shall be sent to the following addresses:

     If to PNC Bank:     PNC Bank, National Association
                         249 Fifth Avenue, P1-POPP-8-1
                         Pittsburgh, Pennsylvania 15222

                         ATTN: Manager Electronic Commerce

     with a copy to:     Managing Counsel, Regional Consumer Bank
                         Legal Division
                         One PNC Plaza, P1-POPP-21-1
                         249 Fifth Avenue
                         Pittsburgh, Pennsylvania 15222

     If to CollegeLink:  CollegeLink.com Incorporated
                         809 Aquidneck Avenue
                         Middletown, Rhode Island 02842

                         ATTN: President

     with a copy to:     David Broadwin, Esq.
                         Foley, Hoag & Eliot
                         One Post Office Square
                         Boston, Massachusetts 02110

15. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if the Parties had all signed the same document. All counterparts will be construed together and will constitute one agreement.

16. Assignment. Neither Party will transfer or assign any rights or delegate any obligations hereunder, in whole or in part, whether involuntarily or by operation of law, without the prior written consent of the other Party, which consent shall not be unreasonably withheld; provided, however, PNC Bank may transfer or assign this Agreement to its parent, Affiliate, subsidiary or to an entity who acquires or merges with all or substantially all of PNC Bank assets. Any purported transfer, assignment or delegation by either Party without the appropriate prior written consent shall be null and void and of no force or effect.

17. Headings. Sections, titles, or captions in no way define, limit, extend, or describe the scope of this Agreement nor the intent of any of its provisions.

18. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

19. Entire Agreement. This Agreement, and its Exhibits, contain the entire agreement of the Parties with respect to the subject matter hereof, and supersedes all prior and/or contemporaneous agreements or understandings, written or oral, between the Parties with respect to the subject matter hereof.

20. Amendment. This Agreement may not be amended or modified by the Parties in any manner, except by an instrument in writing signed on behalf of each of the Parties to which such amendment or modification applies by a duly authorized officer or representative.

21. Waiver. Any of the provisions of this Agreement may be waived by the Party entitled to the benefit thereof. Neither Party will be deemed, by an act or omission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by the waiving Party, and then only to the extent specifically set forth in such writing. A waiver with reference to one event will not be construed as continuing or as a bar to or waive of any right or remedy as to a subsequent event.

22. Independent Contractors. PNC Bank and CollegeLink are each independent contractors, and this Agreement will not be construed as creating a joint venture, partnership, franchise, employment or agency relationship between PNC Bank and CollegeLink.

23. Inspection Rights. A. CollegeLink agrees to permit any auditors retained by PNC Bank to audit the records and procedures of CollegeLink that are directly related to this Agreement. CollegeLink further agrees that certain federal or state auditors or examiners may require access to such records and procedures and CollegeLink shall cooperate with respect to any such governmental or administrative audit or examination.

     B. PNC Bank agrees to permit any auditors retained by CollegeLink to audit the records and procedures of PNC Bank that are directly related to this Agreement. PNC Bank further agrees that certain federal or state auditors or examiners may require access to such records and procedures and PNC Bank shall cooperate with respect to any such governmental or administrative audit or examination.

24. Force Majeure. Neither Party shall be held liable for any delay or failure in performance of any part of this Agreement from any cause beyond its control or without its fault or negligence, such as acts of God, acts of civil or military authority, government regulations, embargoes, epidemics, war, terrorist acts, riots, insurrections, fires, explosions, earthquakes, nuclear accident, floods, power blackouts, volcanic action, major environmental disturbances, unusually severe weather conditions, inability to secure products or services of other persons or transportation facilities, or acts or omissions of transportation common carriers or suppliers.

25. Limitation of Actions. Neither Party shall bring any legal action against the other Party to this Agreement more than two (2) years after the later of (a) the date the cause of action arose or (b) the date the Party entitled to bring such action first became aware of its existence.

26. Third Party Rights. This Agreement shall not provide any person not a party to the Agreement with any remedy, claim, liability, reimbursement, cause of action, or other right in excess of those existing without reference to this Agreement.

27. Jury Trial Waiver. IN ANY LITIGATION IN WHICH THE PARTIES ARE ADVERSE, THE PARTIES AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY.

28. Survival. In the event of the termination or expiration of this Agreement, the provisions of this Agreement that by their nature extend beyond the expiration or termination of this Agreement shall remain in effect beyond such termination or expiration until fulfilled.

29. Further Assurances. At any time or from time to time after the date of this Agreement, each Party will, at the request of the other Party, execute and deliver any further instruments or documents and take all such further action as the other Party may reasonably request in order to evidence the consummation of the transactions contemplated by this Agreement.

30. Compliance with Law. CollegeLink acknowledges that PNC Bank is a federally regulated association and is responsible for complying with applicable rules, laws and regulations. The Parties represent and warrant that all activities and obligations conducted under the terms of this Agreement will be provided in compliance with all applicable rules, laws and regulations.

31. Parental Guarantee. By its signature below, Cytation.com Incorporated, a New York corporation, unconditionally and irrevocably guarantees full and prompt performance by CollegeLink of (i) its obligations under the terms of this Agreement and (ii) any obligation related to this Agreement that may be imposed upon CollegeLink by a court or governmental entity.

     IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed on its behalf as of the dated stated below.


PNC BANK, NATIONAL ASSOCIATION             COLLEGELINK.COM INCORPORATED



BY: /s/ Martin E. Evancoe                  BY: /s/ Thomas J. Burgess
    ______________________________             ________________________________

ITS: Senior Vice President               ITS:  President
    ------------------------                  -------------------

DATE: 9/30/99                            DATE: 9/30/99
      ----------------------                  -------------------

Solely with respect to paragraph 31:

CYTATION.COM INCORPORATED


BY: /s/ Kevin J. High
    ----------------------------------

ITS: President
    ----------------------------------

DATE: 9/30/99
    ----------------------------------

                                    EXHIBIT A

The Marketing Program to be provided by CollegeLink to PNC Bank, include, but are not limited to:

       a. Branding of the program with a name such as "The CollegeLink Financial Plan" presented by PNC Bank.

       b. Sets of marketing materials tailored to each of three audiences, universities, students and parents.

       c. Vigorous sales plan aimed at universities with calls being scheduled for teams of CollegeLink and PNC Bank personnel.

       d. Media plan using both direct mail and specialty publications, plus selected general publications such as college editions of U.S. News or Newsweek.

       e. Public relations in both print and broadcast aimed at not only the target markets indicated above but also at the financial press.

                                    EXHIBIT B

                                  COMPENSATION


A. PNC Bank agrees to pay CollegeLink in accordance with the following schedule:

1.   Branding:             CollegeLink student loans, others TBD

2.   Minimum Annual Fee:   $100,000 - Year 1, 2
                           $250,000 - Years 3, 4, and 5


The Minimum Annual Fee is to be paid upon execution of this Agreement and, thereafter, paid prior to the anniversary date of this Agreement.

3.   Product Sales exceeding the Minimum Annual Fee:

     Student Loans:           $30 per loan application from execution through
                              June 30,
                              $40 per loan application, as defined below, as of July 1, 2000

     Home Equity:             $50.00 for "loan services" as outlined in
                              paragraph B.
     Brokerage Account:       $50.00 per account (parents only, not students)
     Deposit Account:         $5.00 per student account (excluding students at
                              PNC
     Other Products/Services: As mutually agreed by the Parties

4. CollegeLink Web site visitors that originate from pncbank.com: No fee to CollegeLink for products sold, except for Student Loans

B. For purposes of this Exhibit "loan services" means the provision of settlement services, including, but not limited to, (i) taking information from the borrower and filling out the applications; (ii) educating the prospective borrower in the home buying and financing process, advising the borrower about the different types of loan products available, and demonstrating how closing costs and monthly payments could vary under each product; (iii) collecting financial information and other related documents that are part of the application process; (iv) initiating/ordering verifications of employment and verifications of deposits; (v) initiating/ordering requests for mortgage and other loan verifications; (vi) initiating/ordering appraisals; (vii) initiating/ordering inspections or engineering reports; (viii) providing disclosures to the borrower; (ix) assisting the borrower in understanding and clearing credit problems; (x) maintaining regular contact with the borrower, realtors, lender, between application and closing to appraise them of the status of the application and gather any additional information, as needed; (xi) ordering legal documents; (xii) participating in the loan closing; or (xiii) other identifiable and meaningful services similar to the services noted above.

                                    EXHIBIT C

                           STUDENT LOAN IMPLEMENTATION

A.   CollegeLink agrees to:

     1. Provide, the CollegeLink Web site, on a 24x7 basis, excluding reasonable maintenance time.

     2. Provide access to all information provided by prospective students necessary and not deemed to be confidential to complete the application or financial aid process and create electronic loan applications pre-filled with necessary student, parent and college information to expedite and automate the loan process.

     3. Include, as part of the CollegeLink Web site, links to other Web sites such as, the Department of Education, pncbank.com, etc.

     4.   Designate a dedicated management contact.

     5. Provide PNC Bank with the ability to market/advertise its products or services as part of the student application process, as the Parties' may mutually agree.

     6. Provide PNC Bank with reasonable space on the CollegeLink Web site application, to ask the following question:

     Are you interested in student loans?

     7. Provide web resources as necessary to integrate sites to attain the Parties' common goals

     8. Provide such other information and assistance as the Parties may mutually agree

B.   PNC Bank agrees to:

     1.   Provide relevant financial survival tips for parents and students

     2.   Provide interactive financial checkup and evaluation

     3.   Provide competitively priced Financial Services

     4.   Provide a dedicated management contact

     5. Provide web resources as necessary to integrate sites to attain the Parties' common goals

     6. Provide such other information and assistance as the Parties' may mutually agree